UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2019

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Directors

(1)           On January 28, 2019, the Board of Directors (the “Board”) of First Horizon National Corporation (“FHNC”) elected Kenneth A. Burdick and Wendy P. Davidson to the Board, effective immediately. Mr. Burdick and Ms. Davidson also have been elected to the Board of Directors of First Tennessee Bank National Association (the “Bank”). Each will stand for election to the Board of FHNC by the shareholders at FHNC’s 2019 annual meeting.

Mr. Burdick, age 60, became the Chief Executive Officer of WellCare Health Plans, Inc. in 2015. WellCare is a managed care company that focuses exclusively on providing government-sponsored managed care services. He joined WellCare in 2014, serving initially as president, national health plans and then as president and chief operating officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota, in 2012. From 2010 to 2012, he served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc. From 1995 to 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc.

Ms. Davidson, age 49, was named president, U.S. Specialty Channels for Kellogg Company, a global food, cereal and snack company in 2013. She serves as a member of Kellogg’s global leadership team, North American leadership team, eighteen94 Venture Capital Fund and Global Strategy Councils. From 2010 to 2013, she held executive leadership roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager—Global Customer and Group Vice President— Foodservice Group, culminating in her service as Senior Vice President and General Manager, Prepared Foods.

(2)           There are no arrangements or understandings between Mr. Burdick and any other person concerning his selection to be elected to the Board of FHNC or the Bank. Similarly, there are no arrangements or understandings between Ms. Davidson and any other person concerning her selection to be elected to the Board of FHNC or the Bank.

(3)           Based on its review and application of categorical standards, FHNC’s Board determined that each of Mr. Burdick and Ms. Davidson is independent under New York Stock Exchange listing standards.

Mr. Burdick and Ms. Davidson have been appointed to serve on the following committees of FHNC’s Board of Directors, the Bank’s Board of Directors, or both:

Board Committee	Mr. Burdick	Ms. Davidson
Audit (FHNC & Bank)	X	X
Trust Audit (Bank only)	X	X
Information Technology (FHNC & Bank)		X
Compensation (FHNC & Bank)	X

(4)           FHNC, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with FHNC’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which FHNC is aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as

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those prevailing at the time for comparable transactions with persons not related to FHNC, and did not involve more than the normal risk of collectability or present other unfavorable features.

(5)           Mr. Burdick and Ms. Davidson will be eligible to participate in FHNC’s active compensation plans and programs for non-employee directors. Additional information concerning FHNC’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the “Director Compensation” section of FHNC’s proxy statement for the 2018 annual meeting of shareholders appearing on pages 80-84; sections of FHNC’s Director Policy pertaining to compensation, filed as Exhibit 10.4 to FHNC’s Quarterly Report on Form 10-Q for the period ended March 31, 2017; and a description of other compensation and benefit arrangements for non-employee directors, filed as Exhibit 10.8(b) to FHNC’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.

ITEM 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

FHNC’s Board of Directors amended FHNC’s Bylaws as discussed below. Each amendment took effect immediately upon its related action by the Board. The amended and restated Bylaws are filed herewith as Exhibit 3.1.

Amendment of Bylaws—Board Size

On January 28, 2019, the Board of Directors amended Section 3.2 of FHNC’s Bylaws. The amendment to Section 3.2 increased the size of FHNC’s Board of Directors, from twelve to fourteen persons, in order to accommodate the election of two additional directors as discussed in Item 5.02(d) above.

Amendment of Bylaws—Proxy Access

On January 29, 2019, the Board of Directors amended Section 3.6 (procedures for director nominations) and added a new Section 3.16 (shareholder nominations included in FHNC’s proxy materials) to FHNC’s Bylaws, creating a new process for a shareholder to nominate a person for election to the Board in advance of an annual meeting and for FHNC to include that nomination in its annual meeting proxy statement. The Board also amended Section 2.8 (procedures for bringing business before a shareholder meeting) to accommodate amended Section 3.6 and new Section 3.16.

The amendments to Section 3.6(a) added a third process for nominating a person for election to FHNC’s Board of Directors at an annual meeting of shareholders. Specifically, beginning with the annual meeting to be held in 2020:

(a)	a shareholder or group of up to 20 shareholders
(b)	that has held at least 3% of FHNC’s common stock
(c)	for at least three years
(d)	may nominate up to the greater of two directors or 20% of the Board and have those nominees appear in FHNC’s proxy statement,

subject to the eligibility, notice, and other specific requirements in new Section 3.16 of FHNC’s Bylaws.

In addition, the amendments to Section 3.6(b) clarified that FHNC may require any proposed nominee (no matter how nominated) to furnish to FHNC information needed to determine independence or needed to comply with applicable law. Other amendments technically conformed Section 3.6 to the amendments discussed in this paragraph, or to the provisions of new Section 3.16.

New Section 3.16 requires FHNC to include in its annual meeting proxy statement (starting in 2020) a nomination for the Board of Directors, including various specified disclosures, if the nomination is timely made by an eligible nominating shareholder (as defined in Section 3.16) in conformity with the requirements of Section 3.16, using a nomination notice also in conformity with that Section. To be eligible to become a nominating shareholder, a person: (1) must own of record at least 3% of FHNC’s outstanding common shares continuously for at least the three-year period preceding and including the submission date of the nomination notice and for the additional period from the submission date through the annual meeting date; or (2) must timely provide to FHNC’s Secretary evidence of such ownership through intermediaries (such as brokerage firms), which evidence is acceptable to FHNC as provided in Section 3.16. Certain

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disclosures and representations to FHNC, and certain agreements with FHNC, must be timely made in accordance with Section 3.16 in order for the nomination to be compliant and effective. Among other things, Section 3.16 contains provisions relating to: the time periods during which a nomination notice and other key communications will be considered timely; the minimum required contents that a nomination notice must have to be compliant with Section 3.16, including certain disclosures, representations, and agreements; required and permitted supplemental disclosures to FHNC, some or all of which may be included in the proxy statement; limits on the number of nominations permitted in various circumstances, both per nominating shareholder and in total among all nominating shareholders; the ability of two or more shareholders to make a nomination as a group; the definition of “owns” and other key terms; and, a recitation of circumstances, in addition to non-compliance with Section 3.6 and 3.16, under which FHNC may reject a nomination and/or omit the nomination from its proxy statement. Section 3.16 refers to several disclosure rules of the Securities and Exchange Commission, including Rule 14a-9 and Schedule 14N, which should be read in conjunction with Bylaw Sections 3.6 and 3.16.

The amendments to Section 2.8 clarify that it does not govern director nominations, which are governed by Sections 3.6 and 3.16.

Amendment of Bylaws—Technical

On January 29, 2019, the Board of Directors amended Section 2.9 of FHNC’s Bylaws, adding “SEC” as a defined term in reference to the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated January 29, 2019

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: January 29, 2019	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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